Exhibit 10.28

EliCIO THERAPEUTICS, INC.

2022 EQUITY INCENTIVE PLAN

TABLE OF CONTENTS

1. Purpose	1
2. Definitions	1
3. Term of the Plan	6
4. Stock Subject to the Plan	6
5. Administration	7
6. Authorization of Grants	8
7. Specific Terms of Awards	9
8. Adjustment and Related Provisions	13
9. Prohibition on Transfers	15
10. Repurchase Rights Upon Termination	17
11. Settlement of Awards	18
12. Reservation of Stock	20
13. No Special Employment or Other Rights	20
14. Nonexclusivity of the Plan	20
15. Repricing of Awards Without Stockholder Approval	20
16. No Guarantee of Tax Consequences	20
17. Termination and Amendment of the Plan	21
18. Notices and Other Communications	21
19. Administrative Provisions	22
20. Governing Law	22
21. Other Miscellaneous Provisions	22
i

ELICIO THERAPEUTICS, INC.

2022 EQUITY INCENTIVE PLAN

1.            Purpose

This Plan is intended to encourage ownership of Stock by employees, consultants and directors of the Company Group and to provide additional incentive for them to promote the success of the Company’s business. The Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code, but not all Awards are required to be Incentive Options.

This Plan applies to all Awards granted by Company on or after July 18, 2022. Awards granted by the Company prior to such date under the Company’s 2012 Equity Incentive Plan (the “2012 Plan”) remain subject to the terms of the 2012 Plan.

2.            Definitions

As used in the Plan, the following terms shall have the respective meanings set out below, unless the context clearly requires otherwise:

2.1.          Accelerate, Accelerated, and Acceleration, when used with respect to an Option, means that as of the time of reference the Option will become exercisable with respect to some or all of the shares of Stock for which it was not then otherwise exercisable by its terms, and, when used with respect to Restricted Stock, means that the Risk of Forfeiture otherwise applicable to the Stock shall expire with respect to some or all of the shares of Restricted Stock then still otherwise subject to the Risk of Forfeiture.

2.2.          Affiliate means any corporation, partnership, limited liability company, business trust, or other entity controlling, controlled by or under common control with the Company.

2.3.          Award means any grant or sale pursuant to the Plan of Options, Restricted Stock or Stock Grants.

2.4.          Award Agreement means an agreement between the Company and the recipient of an Award, or other notice of grant of an Award, setting forth the terms and conditions of the Award.

2.5.          Board means the Company’s Board of Directors.

2.6.          Cause means, with respect to any Participant and in the absence of an Award Agreement or Participant Agreement otherwise defining Cause, (1) the Participant’s conviction of or indictment for any crime (whether or not involving the Company Group) (A) constituting a felony or (B) that has, or could reasonably be expected to result in, an adverse impact on the performance of the Participant’s duties to the Company Group, or otherwise has, or could reasonably be expected to result in, an adverse impact on the business or reputation of any member of the Company Group; (2) conduct of the Participant, in connection with his employment or service, that has resulted, or could reasonably be expected to result, in material injury to the business or reputation of any member of the Company Group; (3) any material violation of the policies of the Company Group, including, but not limited to, those relating to sexual harassment or the disclosure or misuse of confidential information, or those set forth in the manuals or statements of policy of the Company Group; or (4) willful neglect in the performance of the Participant’s duties for the Company Group or willful or repeated failure or refusal to perform such duties. If, subsequent to a Participant’s Termination for any reason other than by the Company Group for Cause, it is discovered that the Participant’s employment or service could have been terminated for Cause, such Participant’s employment or service shall, at the discretion of the Committee, be deemed to have terminated by the Company Group for Cause for all purposes under this Plan, and the Participant shall be required to disgorge to the Company all amounts received by him in connection with Awards following such Termination that would have been forfeited under the Plan had such Termination been by the Company Group for Cause. In the event that there is an Award Agreement or Participant Agreement otherwise defining Cause, Cause shall have the meaning provided in such agreement, and a Termination by the Company Group for Cause hereunder shall not be deemed to have occurred unless all applicable notice and cure periods in such Award Agreement or Participant Agreement are complied with.

2.7.          Change in Control means (1) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any Person or Group; (2) any Person or Group is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the total voting power of the voting stock of the Company, including by way of merger, consolidation, or otherwise (other than an offering of common equity to the general public through a registration statement filed with the Securities and Exchange Commission); (3) following any IPO, individuals who, immediately following the IPO, constituted the Board (together with any new directors whose election by the Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors immediately following the IPO or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office; or (4) the sale or disposition, in one or a series of related transactions, of the voting stock of the Company, as a result of which the Investors and their respective affiliates as a group (either directly or indirectly) (A) are no longer the single largest holder of voting stock of the Company, or (B) hold less than ten percent (10%) of the total voting power of the voting stock of the Company.

2.8.          Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and any regulations issued from time to time thereunder.

2.9.          Committee means any committee of the Board delegated responsibility by the Board for the administration of the Plan, as provided in Section 5 of this Plan. For any period during which no such committee is in existence “Committee” shall mean the Board and all authority and responsibility assigned to the Committee under the Plan shall be exercised, if at all, by the Board.

2.10.       Company means Elicio Therapeutics, Inc., a corporation organized under the laws of the State of Delaware.

2.11.       Company Group means the Company, together with its Affiliates.

2.12.       Company Securities means equity securities of the Company acquired by the Investors from time to time.

2.13.       Competitive Activity means, with respect to any Participant and in the absence of an Award Agreement or Participant Agreement containing covenants relating to competition with the Company Group, any activity reasonably determined by the Committee to be competitive with the business of the Company Group. If a Participant’s Award Agreement or effective Participant Agreement contains covenants relating to restrictions on competition, engaging in Competitive Activity with respect to such Participant shall mean the breach of such restrictive covenants.

2.14.       Disability means, in the absence of an Award Agreement or Participant Agreement otherwise defining Disability, the permanent and total disability of such Participant within the meaning of Section 22(e)(3) of the Code. In the event that there is an Award Agreement or Participant Agreement defining Disability, “Disability” shall have the meaning provided in such agreement, and a Termination hereunder shall not be deemed to have occurred by reason of a Disability unless all applicable notice periods in such Award Agreement or Participant Agreement are complied with.

2.15.       Effective Date means the earlier of the adoption of the Plan by the Board or the approval of the Plan by the Company’s stockholders.

2.16.       Exchange Act means the Securities Exchange Act of 1934, as amended from time to time, including rules and regulations thereunder and successor provisions and rules and regulations thereto.

2.17.       Expiration Date means the date upon which the term of an Option expires pursuant to its terms.

2.18.       Grant Date means the date as of which an Option is granted, as determined under Section 7.1(a).

2.19.       Incentive Option means an Option which by its terms is to be treated as an “incentive stock option” within the meaning of Section 422 of the Code.

2.20.       Investors means collectively the holders of Series A Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock and Series C-2 Preferred Stock of the Company, together with any other class of preferred stock of the Company.

2.21.       IPO means an initial underwritten public offering of the Company’s equity securities pursuant to an effective Form S-1 or Form F-1 registration statement filed under the Securities Act or similar law or regulation governing the offering and sale of securities in a jurisdiction other than the United States.

2.22.       IPO Date means the effective date of the registration statement for the IPO.

2.23.       Market Value means, as of any date when the Stock is listed on one or more national securities exchanges, the closing price reported on the principal national securities exchange on which such Stock is listed and traded on the date immediately prior to the date of determination, or, if the closing price is not reported on such date, the closing price on the most recent date on which such closing price is reported. If the Stock is not listed on a national securities exchange, the Market Value shall mean the amount determined by the Committee in good faith, and in a manner consistent with Section 409A of the Code, to be the fair market value per share of Stock.

2.24.       Nonstatutory Option means any Option that is not an Incentive Option.

2.25.       Option means an option to purchase shares of Stock (including each Incentive Option and each Nonstatutory Option).

2.26.       Optionee means an eligible individual to whom an Option shall have been granted under the Plan.

2.27.       Participant means any holder of an outstanding Award under the Plan.

2.28.       Participant Agreement means an employment or services agreement between a Participant and a member of the Company Group that describes the terms and conditions of such Participant’s employment or service with the Company Group and is effective on the applicable date of grant with respect to any Award.

2.29.       Person or Group means any “person” (as defined in Section 3(a)(9) of the Exchange Act) or any two or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), in each case, other than the Investors, any member of the Company Group, or an employee benefit plan maintained by any member of the Company Group.

2.30.       Plan means this 2022 Equity Incentive Plan of the Company, as amended from time to time, and including any attachments or addenda hereto.

2.31.       Repurchase Price means

(a)        on or following a Participant’s Termination other than (A) by the Company Group for Cause at any time, or (B) by the Participant on or prior to the third (3rd) anniversary of the Grant Date, an amount equal to the Market Value of the Stock on the date that the written notice of repurchase is delivered pursuant to Section 10.1 below; or

(b)        on or following a Participant’s Termination by the Company Group for Cause at any time or by the Participant on or prior to the third (3rd) anniversary of the Grant Date, the lesser of (A) the original purchase price paid for such shares of Stock (as adjusted for any subsequent changes in the outstanding Stock or in the capital structure of the Company) less any dividends or other distributions received by the Participant in respect of the shares of Stock (including any cash bonus paid in lieu of an adjustment to an Option) prior to the date of repurchase and (B) the Market Value of the Stock on the date that the written notice of repurchase is delivered pursuant to Section 10.1 below; provided, however, that if (x) such Termination occurs after the ten (10) year anniversary of the Grant Date of the Award to which the shares of Stock subject to the Repurchase Right relate, and (y) the Award to which the shares of Stock subject to the Repurchase Right relate is intended to qualify as a “stock right” that does not provide for a “deferral of compensation” within the meaning of Section 409A of the Code, the Repurchase Price shall instead be the Market Value of the Stock on the date of repurchase.

2.32.       Repurchase Right Exercise Period means the period commencing on the date of the Participant’s Termination with the Company Group for any reason and ending on the earlier to occur of (1) the IPO Date and (2) the twelve (12) month anniversary of the commencement of the Repurchase Right Exercise Period or, if later, the twelve (12) month anniversary of the date on which the applicable shares of Stock were acquired upon the exercise of an Option or the exercise or settlement of another Award requiring exercise or settlement.

2.33.       Repurchase Right Lapse Date means the earlier to occur of (1) the IPO Date and (2) a Change in Control resulting in the listing of the Stock on a national securities exchange.

2.34.       Restricted Stock means a grant or sale of shares of Stock to a Participant subject to a Risk of Forfeiture.

2.35.       Restriction Period means the period of time, established by the Committee in connection with an Award of Restricted Stock, during which the shares of Restricted Stock are subject to a Risk of Forfeiture described in the applicable Award Agreement.

2.36.       Risk of Forfeiture means a limitation on the right of the Participant to retain Restricted Stock, including a right in the Company to reacquire the Stock at less than its then Market Value, arising because of the occurrence or non-occurrence of specified events or conditions.

2.37.       Securities Act means the Securities Act of 1933, as amended from time to time, including rules and regulations thereunder and successor provisions and rules and regulations thereto.

2.38.       Stock means common stock, par value $0.01 per share, of the Company and such other securities as may be substituted for Stock pursuant to Section 8.

2.39.       Stock Grant means the grant of shares of Stock not subject to restrictions or other forfeiture conditions.

2.40.       Stockholders’ Agreements means (i) the Company’s Second Amended and Restated Investors’ Rights Agreement, dated as of May 12, 2022, as the same may be amended and/or restated from time to time, (ii) the Company’s Second Amended and Restated Voting Agreement, dated as of May 12, 2022, as the same may be amended and/or restated from time to time, (iii) the Company’s Second Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of May 12, 2022, as the same may be amended and/or restated from time to time, and (iv) any other agreement by and among the holders of at least a majority of the outstanding voting securities of the Company that sets forth, among other provisions, restrictions upon the transfer of shares of Stock or on the exercise of rights appurtenant thereto (including but not limited to voting rights).

2.41.       Ten Percent Owner means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code). Whether a person is a Ten Percent Owner shall be determined with respect to an Option based on the facts existing immediately prior to the Grant Date of the Option.

2.42.       “Termination” means the termination of a Participant’s employment or service, as applicable, with the Company Group; provided, however, that, if so determined by the Committee at the time of any change in status in relation to the Company Group (e.g., a Participant ceases to be an employee and begins providing services as a consultant, or vice versa), such change in status will not be deemed to be a Termination hereunder. Unless otherwise determined by the Committee, in the event that any entity ceases to be a member of the Company Group (by reason of sale, divestiture, spin-off, or other similar transaction), each Participant that is employed by or provides services to such entity shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction, unless the Participant’s employment or service is transferred to another entity that would be a member of the Company Group immediately following such transaction. Notwithstanding anything herein to the contrary, a Participant’s change in status in relation to the Company Group (for example, a change from employee to consultant) shall not be deemed a Termination hereunder with respect to any Awards constituting nonqualified deferred compensation subject to Section 409A of the Code that are payable upon a Termination unless such change in status constitutes a “separation from service” within the meaning of Section 409A of the Code. Any payments in respect of an Award constituting nonqualified deferred compensation subject to Section 409A of the Code that are payable upon a Termination shall be delayed for such period as may be necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Code. On the first business day following the expiration of such period, the Participant shall be paid, in a single lump sum without interest, an amount equal to the aggregate amount of all payments delayed pursuant to the preceding sentence, and any remaining payments not so delayed shall continue to be paid pursuant to the payment schedule applicable to such Award.

3.            Term of the Plan

Unless the Plan shall have been earlier terminated by the Board, Awards may be granted under this Plan at any time in the period commencing on the date of approval of the Plan by the Board and ending on the earlier of (a) issuance of all of the shares of Stock subject to the Plan and (b) the tenth anniversary of the Effective Date. Awards granted pursuant to the Plan within that period shall not expire solely by reason of the termination of the Plan; however, Awards may only be granted through and prior to the tenth anniversary of the Effective Date and only to the extent available Shares remain under the Plan. Any Awards of Incentive Options granted prior to stockholder approval of the Plan are hereby expressly conditioned upon such approval, but in the event of the failure of the stockholders to approve the Plan shall thereafter and for all purposes be deemed to constitute Nonstatutory Options.

4.            Stock Subject to the Plan

At no time shall the number of shares of Stock issued pursuant to or subject to outstanding Awards granted under the Plan, nor the number of shares of Stock issued pursuant to or subject to outstanding Incentive Options, exceed 38,967,776 shares of Stock; subject, however, to the provisions of Section 8 of the Plan. For purposes of applying the foregoing limitation, settlement of any Award shall not count against the foregoing limitations except to the extent settled in the form of Stock and, without limiting the generality of the foregoing:

(a)       if any Option expires, terminates, or is cancelled for any reason without having been exercised in full, or if any other Award is forfeited by the recipient or repurchased at less than its Market Value as a means of effecting a forfeiture, the shares of Stock not purchased by the Optionee or which are forfeited by the recipient or repurchased shall again be available for Awards to be granted under the Plan;

(b)       if any Option is exercised by delivering previously owned shares of Stock in payment of the exercise price therefor, only the net number of shares, that is, the number of shares of Stock issued minus the number received by the Company in payment of the exercise price, shall be considered to have been issued pursuant to an Award granted under the Plan; and

(c)       any shares of Stock either tendered or withheld in satisfaction of tax withholding obligations of the Company or an Affiliate shall again be available for issuance under the Plan.

None of the foregoing provisions of this Section 4, including the adjustment provisions of Section 8, shall apply in determining the maximum number of shares of Stock issued pursuant to or subject to outstanding Incentive Options unless consistent with the provisions of Section 422 of the Code, however. Shares of Stock issued pursuant to the Plan may be either authorized but unissued shares or shares held by the Company in its treasury.

5.            Administration

The Plan shall be administered by the Committee; provided, however, that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder; and provided further, however, that the Committee may delegate to an executive officer or officers the authority to grant Awards hereunder to employees who are not officers, and to consultants, in accordance with such guidelines as the Committee shall set forth at any time or from time to time. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make or to select the manner of making all determinations with respect to each Award to be granted by the Company under the Plan including the employee, consultant or director to receive the Award and the form of Award. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, consultants, and directors, their present and potential contributions to the success of the Company Group, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations made in good faith on matters referred to in the Plan shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or an Award made pursuant hereto.

6.            Authorization of Grants

6.1.          Eligibility. The Committee may grant from time to time and at any time prior to the termination of the Plan one or more Awards, either alone or in combination with any other Awards, to any employee of or consultant to any member of the Company Group or to any non-employee member of the Board or of any board of directors (or similar governing authority) of any other member of the Company Group. However, only employees of the Company, and of any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code, shall be eligible for the grant of an Incentive Option.

6.2.          General Terms of Awards. Each grant of an Award shall be subject to all applicable terms and conditions of the Plan (including but not limited to any specific terms and conditions applicable to that type of Award set out in the following Section), and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee may prescribe. No prospective Participant shall have any rights with respect to an Award, unless and until such Participant shall have complied with the applicable terms and conditions of such Award (including if applicable delivering a fully executed copy of any agreement evidencing an Award to the Company).

6.3.          Termination of Employment or Service. Except as provided by the Committee in an Award Agreement or otherwise:

(a)        In the event of a Participant’s Termination (in the case of Options, prior to the Expiration Date) for any reason other than (A) by the Company Group for Cause or (B) by reason of the Participant’s death or Disability, (i) all vesting with respect to such Participant’s Awards shall cease, (ii) all of such Participant’s unvested Awards shall expire as of the date of such Termination, and (iii) each of such Participant’s vested Options shall remain exercisable until the earlier of the applicable Expiration Date and the date that is ninety (90) days after the date of such Termination.

(b)        In the event of a Participant’s Termination (in the case of Options, prior to the Expiration Date) by reason of such Participant’s death or Disability, (A) all vesting with respect to such Participant’s Awards shall cease, (B) all of such Participant’s unvested Awards shall expire as of the date of such Termination, and (C) each of such Participant’s vested Options shall expire on the earlier of the applicable Expiration Date and the date that is twelve (12) months after the date of such Termination. In the event of a Participant’s death, such Participant’s Options shall remain exercisable by the person or persons to whom a Participant’s rights under the Options pass by will or by the applicable laws of descent and distribution until their expiration, but only to the extent that the Options were vested by such Participant at the time of such Termination.

(c)        In the event of a Participant’s Termination (in the case of Options, prior to the Expiration Date) by the Company for Cause, all of such Participant’s Awards (including both vested and unvested Options) shall immediately expire as of the date of such Termination.

(d)        Military or sick leave or other bona fide leave shall not be deemed a termination of employment or other association, provided that it does not exceed the longer of ninety (90) days or the period during which the absent Participant’s reemployment rights, if any, are guaranteed by statute or by contract. To the extent consistent with applicable law, the Committee may provide that Awards continue to vest for some or all of the period of any such leave, or that their vesting shall be tolled during any such leave and only recommence upon the Participant’s return from leave, if ever.

6.4.          Non-Transferability of Awards. Except as otherwise provided in this Section, Awards shall not be transferable, and no Award or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All of a Participant’s rights in any Award may be exercised during the life of the Participant only by the Participant or the Participant’s legal representative. However, the Committee may, at or after the grant of an Award of a Nonstatutory Option, or shares of Restricted Stock, provide that such Award may be transferred by the recipient to a family member; provided, however, that any such transfer is without payment of any consideration whatsoever and that no transfer shall be valid unless first approved by the Committee, acting in its sole discretion. For this purpose, “family member” means any child, stepchild, grandchild, parent, grandparent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which the foregoing persons have more than fifty (50) percent of the beneficial interests, a foundation in which the foregoing persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty (50) percent of the voting interests.

7.           Specific Terms of Awards

7.1.          Options.

(a)          Date of Grant. The granting of an Option shall take place at the time specified in the Award Agreement. Only if expressly so provided in the applicable Award Agreement shall the Grant Date be the date on which the Award Agreement shall have been duly executed and delivered by the Company and the Optionee.

(b)         Exercise Price. The price at which shares of Stock may be acquired under each Option shall be not less than 100% of the Market Value of Stock on the Grant Date, or, with respect to Incentive Options, not less than 110% of the Market Value of Stock on the Grant Date if the Optionee is a Ten Percent Owner. Notwithstanding the foregoing, each Nonstatutory Option may be repriced to the extent permitted by Section 409A of the Code.

(c)          Option Period. No Incentive Option may be exercised on or after the tenth anniversary of the Grant Date, or on or after the fifth anniversary of the Grant Date if the Optionee is a Ten Percent Owner. The Option period under each Nonstatutory Option shall not be so limited solely by reason of this Section.

(d)          Exercisability. An Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine. In the case of an Option not otherwise immediately exercisable in full, the Committee may Accelerate such Option in whole or in part at any time; provided, however, that in the case of an Incentive Option, any such Acceleration of the Option would not cause the Option to fail to comply with the provisions of Section 422 of the Code or the Optionee consents to the Acceleration.

(e)          Method of Exercise. An Option may be exercised by the Optionee giving written notice, in the manner provided in Section 18, specifying the number of shares of Stock with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash or check payable to the order of the Company in an amount equal to the exercise price of the shares of Stock to be purchased or, subject in each instance to the Committee’s approval, acting in its sole discretion, and to such conditions, if any, as the Committee may deem necessary to avoid adverse accounting effects to the Company,

(i)        by delivery to the Company of shares of Stock having a Market Value equal to the exercise price of the shares to be purchased, or

(ii)       by surrender of the Option as to all or part of the shares of Stock for which the Option is then exercisable in exchange for shares of Stock having an aggregate Market Value equal to the difference between (1) the aggregate Market Value of the surrendered portion of the Option, and (2) the aggregate exercise price under the Option for the surrendered portion of the Option, or

(iii)      by delivery to the Company of the Optionee’s executed promissory note in the principal amount equal to the exercise price of the shares of Stock to be purchased and otherwise in such form as the Committee shall have approved, or

(iv)      by delivery of any other lawful means of consideration which the Committee may approve.

If the Stock becomes traded on an established market, payment of any exercise price may also be made through and under the terms and conditions of any formal cashless exercise program authorized by the Company entailing the sale of the Stock subject to an Option in a brokered transaction (other than to the Company). Receipt by the Company of such notice and payment in any authorized or combination of authorized means shall constitute the exercise of the Option. Within thirty (30) days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Optionee or his agent a certificate or certificates for the number of shares then being purchased. Such shares of Stock shall be fully paid and nonassessable.

(f)             Limit on Incentive Option Characterization. An Incentive Option shall be considered to be an Incentive Option only to the extent that the number of shares of Stock for which the Option first becomes exercisable in a calendar year do not have an aggregate Market Value (as of the date of the grant of the Option) in excess of the “current limit”. The current limit for any Optionee for any calendar year shall be $100,000 minus the aggregate Market Value at the date of grant of the number of shares of Stock available for purchase for the first time in the same year under each other Incentive Option previously granted to the Optionee under the Plan, and under each other incentive stock option previously granted to the Optionee under any other incentive stock option plan of the Company Group. Any shares of Stock which would cause the foregoing limit to be violated shall be deemed to have been granted under a separate Nonstatutory Option, otherwise identical in its terms to those of the Incentive Option.

(g)            Notification of Disposition. Each person exercising any Incentive Option granted under the Plan shall be deemed to have covenanted with the Company to report to the Company any disposition of the shares of Stock issued upon such exercise prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code and, if and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, to remit to the Company an amount in cash sufficient to satisfy those requirements.

(h)            Rights Pending Exercise. No person holding an Option shall be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Stock issuable pursuant to his Option, except to the extent that the Option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued therefor and delivered to such holder or his agent.

7.2.          Restricted Stock.

(a)             Purchase Price. Shares of Restricted Stock shall be issued under the Plan for such consideration, in cash, other property or services, or any combination thereof, as is determined by the Committee.

(b)            Restrictions and Restriction Period. During the Restriction Period applicable to shares of Restricted Stock, such shares shall be subject to limitations on transferability and a Risk of Forfeiture arising on the basis of such conditions related to the performance of services, the Company Group performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

(c)             Rights Pending Lapse of Risk of Forfeiture or Forfeiture of Award. Except as otherwise provided in the Plan or the applicable Award Agreement, at all times prior to lapse of any Risk of Forfeiture applicable to, or forfeiture of, an Award of Restricted Stock, the Participant shall have the right to vote. Unless otherwise set forth in a Participant’s Award Agreement, cash dividends and stock dividends, if any, with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and shall be subject to forfeiture to the same degree as the shares of Restricted Stock to which such dividends relate. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld.

(d)            Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant promptly if not theretofore so delivered.

7.3.          Restricted Stock Units.

(a)             Crediting of Restricted Stock Units. Each Restricted Stock Unit shall represent the right of the Participant to receive an amount based on the Market Value of Stock, if specified conditions are met. All Restricted Stock Units shall be credited to bookkeeping accounts established on the Company’s records for purposes of the Plan.

(b)            Terms of Restricted Stock Units. The Committee may grant Restricted Stock Units that are payable subject to the satisfaction of such conditions related to the performance of services or the satisfaction of specified performance goals or both as the Committee may determine and provide for in the applicable Award Agreement. Restricted Stock Units may be paid following the satisfaction of any applicable vesting conditions at the end of a specified performance period or other period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Restricted Stock Units to be granted and the requirements applicable to such Restricted Stock Units.

(c)             Payment With Respect to Restricted Stock Units. Payments with respect to Restricted Stock Units may be made in cash, in Stock, or in a combination of the two, as determined by the Committee.

(d)            Dividend Equivalents. If so provided in the Award Agreement, in the discretion of the Committee, Participants may be entitled to receive payments equivalent to any dividends declared with respect to Stock referenced in grants of Restricted Stock Units, but only if the underlying Stock shall have become earned and vested. Unless the Committee shall provide otherwise, any such dividend equivalents shall be paid, without interest or other earnings, at the same time that payments are made with respect to the Restricted Stock Units.

7.4.          Stock Grants. Stock Grants shall be awarded solely in recognition of significant contributions to the success of the Company or its Affiliates, in lieu of compensation otherwise already due and in such other limited circumstances as the Committee deems appropriate. Stock Grants shall be made without forfeiture conditions of any kind.

7.5.          Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that the Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. The Committee may establish supplements to, or amendments, restatements, or alternative versions of the Plan for the purpose of granting and administrating any such modified Award. No such modification, supplement, amendment, restatement or alternative version may increase the share limit of Section 4.

8.            Adjustment and Related Provisions

8.1.          Adjustment for Corporate Actions. All of the share numbers set forth in the Plan reflect the capital structure of the Company as of the Effective Date. If subsequent to the Effective Date the outstanding shares of Stock (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to shares of Stock, as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, payment of an extraordinary dividend, Transaction (as defined below) or other similar distribution with respect to such shares of Stock, the Committee shall make an appropriate and proportionate adjustment (as it determines appropriate in its sole discretion) to (i) the maximum numbers and kinds of shares provided in Section 4, (ii) the numbers and kinds of shares or other securities subject to the then outstanding Awards, (iii) the exercise price for each share or other unit of any other securities subject to then outstanding Options (without change in the aggregate purchase price as to which such Options remain exercisable), and (iv) the repurchase price of each share of Restricted Stock then subject to a Risk of Forfeiture in the form of a Company repurchase right.

8.2.          Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. In the event of any corporate action not specifically covered by the preceding Section, including but not limited to an extraordinary cash distribution on Stock, a corporate separation or other reorganization or liquidation, the Committee may make such adjustment of outstanding Awards and their terms, if any, as it, in its sole discretion, may deem equitable and appropriate in the circumstances.

8.3.          Related Matters. Any adjustment in Awards made pursuant to Sections 8.1 or 8.2 shall be determined and made, if at all, by the Committee acting in its sole discretion and shall include any correlative modification of terms, including of Option exercise prices, rates of vesting or exercisability, Risks of Forfeiture and applicable repurchase prices for Restricted Stock, which the Committee may deem necessary or appropriate so as to ensure the rights of the Participants in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 8. The Committee, in its discretion, may determine that no fraction of a share of Stock shall be purchasable or deliverable upon exercise, and in that event if any adjustment hereunder of the number of shares of Stock covered by an Award would cause such number to include a fraction of a share of Stock, such number of shares of Stock shall be adjusted to the nearest smaller whole number of shares. No adjustment of an Option exercise price per share pursuant to Sections 8.1 or 8.2 shall result in an exercise price which is less than the par value of the Stock.

8.4.          Transactions.

(a)          Transactions. Notwithstanding the foregoing, except as provided by the Committee in an Award Agreement or otherwise, in connection with (1) a merger, amalgamation, or consolidation involving the Company in which the Company is not the surviving corporation, (2) a merger, amalgamation, or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation or other property or cash, (3) a Change in Control, or (4) the reorganization or liquidation of the Company (each, a “Transaction”), the Committee may, in its discretion, provide for any one or more of the following:

(i)              The assumption or substitution of any or all Awards in connection with such Transaction, in which case the Awards shall be subject to the adjustment set forth in subsection 8.1 above, and to the extent that such Awards vest subject to the achievement of performance objectives or criteria, such objectives or criteria shall be adjusted appropriately to reflect the Transaction;

(ii)            The acceleration of vesting of any or all Awards, subject to the consummation of such Transaction;

(iii)          The cancellation of any or all Awards (whether vested or unvested) as of the consummation of such Transaction, together with the payment to the Participants holding vested Awards (including any Awards that would vest upon the Transaction but for such cancellation) so canceled of an amount in respect of cancellation based upon the per-share consideration being paid for the Stock in connection with such Transaction, less, in the case of Options and other Awards subject to exercise, the applicable exercise price; provided, however, that holders of Options and other Awards subject to exercise shall be entitled to consideration in respect of cancellation of such Awards only if the per-share consideration less the applicable exercise price is greater than zero dollars ($0), and to the extent that the per-share consideration is less than or equal to the applicable exercise price, such Awards shall be canceled for no consideration; and

(iv)          The replacement of any or all Awards (other than Awards that are intended to qualify as “stock rights” that do not provide for a “deferral of compensation” within the meaning of Section 409A of the Code) with a cash incentive program that preserves the value of the Awards so replaced (determined as of the consummation of the Transaction), with subsequent payment of cash incentives subject to the same vesting conditions as applicable to the Awards so replaced and payment to be made within thirty (30) days of the applicable vesting date.

Payments to holders pursuant to paragraph (iii) above shall be made in cash or, in the sole discretion of the Committee, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or a combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Award at such time (less any applicable exercise price). In addition, in connection with any Transaction, prior to any payment or adjustment contemplated under this subsection (a), the Committee may require a Participant to (A) represent and warrant as to the unencumbered title to his Awards, (B) bear such Participant’s pro-rata share of any post-closing indemnity obligations and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Stock, and (C) deliver customary transfer documentation as reasonably determined by the Committee.

(b)            Related Matters. In taking any of the actions permitted under this Section 8.4, the Committee shall not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically. Any determinations required to carry out the foregoing provisions of this Section 8.4, including but not limited to the market value of other consideration received by holders of Stock in a Transaction and whether substantially equivalent options have been substituted, shall be made by the Committee acting in its sole discretion. In connection with any action or actions taken by the Committee in respect of Awards and in connection with a Transaction, the Committee may require such acknowledgements of satisfaction and releases from Participants as it may determine.

9.            Prohibition on Transfers

9.1.          Prohibitions on Transfer. Except (a) as otherwise approved by the Committee, (b) pursuant to subsections 9.2, or (c) pursuant to Section 10 below, shares of Stock acquired by a Participant pursuant to the vesting, exercise, or settlement of any Award granted hereunder may not be sold, transferred, or otherwise disposed of prior to the date that is one hundred and eighty (180) days following the IPO Date (the “Lock-Up Period”). The Company may impose stop-transfer instructions with respect to the Stock (or securities) subject to the foregoing restriction until the end of such Lock-Up Period.

9.2.          Drag-Along Rights.

(a)             If the Investors are proposing to (A) sell to one or more third parties all of the Company Securities beneficially owned by them on any date of determination, (B) approve any merger, amalgamation, or consolidation of the Company with or into one or more third parties, or (C) approve any sale of all or substantially all of the Company’s assets to one or more third parties, the Investors shall have the right (the “Drag-Along Right”), but not the obligation, to require each Participant (x) in the case of a transfer of the type referred to in clause (A), to sell in such sale, in accordance with the terms set forth herein, all of such Participant’s shares of Stock received in connection with Awards granted hereunder (the “Subject Shares”), or (y) in the case of a merger, amalgamation, or consolidation or sale of assets or other transaction referred to in clause (B) or (C), to vote (or act by written consent with respect to) all of such Participant’s Subject Shares in favor of such transaction and to waive any dissenters’ rights, appraisal rights, or similar rights that such Participant may have under applicable law. Each Participant agrees to take all steps necessary to enable such Participant to comply with the provisions of this Section 9.2 to facilitate the Investors’ exercise of a Drag-Along Right. A Participant required to sell any shares of Stock pursuant to this Section 9.2 shall be entitled to receive in exchange therefor the same consideration per share of Stock as is received by the Investors with respect to their shares of Stock in such transaction, including equivalent rights to receive (when and if paid) a proportionate share of any deferred consideration, earn-out, or escrow funds that may become available to the Investors in connection with the transaction (less, in the case of Options, warrants, or other convertible securities, the exercise or purchase price thereof and less any applicable employment taxes or withholding obligations); provided, however, that if the Company Securities include preferred stock of the Company, such per-share price shall be calculated based upon the implied equity value of each share of Stock (less, in the case of Options, warrants, or other convertible securities, the exercise or purchase price thereof) determined by reference to the per-share price being paid for the preferred stock and after giving effect to all amounts payable to the holders of preferred stock prior and in preference to the Stock pursuant to the liquidation preference provisions of the Company’s certificate of incorporation or other applicable organizational documents; provided, further, that if the per-share price being paid for such preferred stock includes any rights to receive a proportionate share of any deferred consideration, earn-out, or escrow funds that may become available to the holders of preferred stock in connection with the transaction, such amounts shall be considered when determining the implied equity price of each share of Stock, but any portion of such amount included in the implied equity price of each share of Stock shall not be paid to Participants required to sell shares of Stock pursuant to this Section 9.2 unless and until the portions of such amount included in the price per share being paid for the preferred stock are paid to the holders of the preferred stock and only to the extent that the holders of the preferred stock have received all amounts payable to the holders of preferred stock prior and in preference to the Stock pursuant to the liquidation preference provisions of the Company’s certificate of incorporation.

(b)            To exercise the rights granted under this Section 9.2, the Investors shall give each Participant a written notice (a “Drag-Along Notice”) containing the proposed consideration per share with respect to the shares of Stock and the terms of payment and other material terms and conditions of the offer of the proposed transferee(s). Each Participant shall thereafter be obligated to sell his Subject Shares to the proposed transferee(s) or vote (or act by written consent with respect to) his Subject Shares in favor of the proposed transaction, as the case may be, in accordance with Section 9.2(a) above.

(c)             Each Participant shall execute and deliver such instruments of conveyance and transfer and take such other actions, including executing any purchase agreement, merger agreement, amalgamation agreement, consolidation agreement, indemnity agreement, escrow agreement, or related documents, as may be reasonably required by the Investors or the Company in order to carry out the terms and provisions of this Section 9.2. Each Participant acknowledges the rights of the Investors to act on behalf of such Participant pursuant to this Section 9.2. At the closing of the proposed transaction, each such Participant shall deliver, against receipt of the consideration payable in such transaction, certificates representing the Subject Shares, together with executed stock powers or other instruments of transfer acceptable to the Investors.

(d)            Notwithstanding anything contained in this Section 9.2, in the event that all or a portion of the purchase price for the shares of Stock being purchased consists of securities, and the sale of such securities to a Participant would require either a registration under the Securities Act or the preparation of a disclosure document pursuant to Regulation D under the Securities Act (or any successor regulation) or any similar requirement under similar provision of any state or non—United States securities law, then, at the option of the Investors, such Participants may proportionately receive, in lieu of such securities, the Market Value of some or all of such securities in cash, as determined in good faith by the Board.

(e)             The rights provided in this Section 9.2 shall expire upon the IPO Date.

9.3.          Grant of Irrevocable Proxy. As a condition of the grant of any Award under the Plan, each Participant shall grant to the Investors, acting jointly, the Participant’s irrevocable proxy, and appoint the Investors, or any designee or nominee of the Investors, as the Participant’s attorney-in-fact (with full power of substitution and resubstitution), for and in his name, place, and stead, to (1) vote or act by written consent with respect to the shares of Stock (whether or not vested) now or hereafter owned by the Participant (or any transferee), including the right to sign such Participant’s name, as a stockholder, to any consent, certificate, or other document relating to the Company that applicable law may require, in connection with any and all matters (other than any amendment to the Plan that would require stockholder approval), including, without limitation, the election of directors, and (2) take any and all action necessary to sell or otherwise transfer any shares of Stock received in connection with Awards granted hereunder as contemplated by this Section 9.3. Such proxy shall be coupled with an interest, and the Participant will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. The proxy described in this subsection 9.3 shall terminate upon the IPO Date.

9.4.          Stockholders’ or Similar Agreement. Except as provided by the Committee in an Award Agreement or otherwise, in the event that a Participant is a party to any stockholders’ or similar agreement with the Company and/or the Investors containing similar provisions to those set forth in this Section 9.4, the provisions of this Section 9.4 shall continue to apply to such Participant and any shares of Stock acquired pursuant to any Award hereunder, and shall be in addition to, and not in lieu of, the terms and conditions of such stockholders’ or similar agreement. In connection with the grant of an Award, each Participant shall be required to become a party to each of the Stockholders Agreements. For the avoidance of doubt, the provisions of the Stockholders Agreements shall be in addition to, and not in lieu of, the provisions of this Plan.

10.         Repurchase Rights Upon Termination

10.1.       Company Repurchase Right. If, prior to the Repurchase Right Lapse Date, a Participant undergoes a Termination with the Company Group for any reason, then at any time during the Repurchase Right Exercise Period, in addition to any repurchase right or obligation of the Company with respect to unvested shares of Restricted Stock as provided in Section 7.2 above, the Company shall have the right to repurchase the shares of Stock received by the Participant pursuant to Awards granted hereunder at a per-share price equal to the Repurchase Price (the “Repurchase Right”). The Repurchase Right shall be exercisable upon written notice to the Participant indicating the number of shares of Stock to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of such notice; provided, however, that except in extraordinary circumstances, as determined by the Committee, the Company shall not exercise the Repurchase Right with respect to Stock acquired pursuant to an Award prior to (1) the six (6) month anniversary of the date an Award not subject to exercise or deferred settlement vests or (2) the six (6) month anniversary of the date an Award that is subject to exercise or deferred settlement is exercised or settled. To the extent not otherwise held in book entry form by the Company, the certificates representing the shares of Stock to be repurchased shall be delivered to the Company prior to the close of business on the date specified for the repurchase.

10.2.       Payment of Repurchase Price.

(a)             If the Company exercises the Repurchase Right following the Participant’s Termination other than (A) by the Company Group for Cause or (B) by such Participant’s voluntary resignation, the aggregate Repurchase Price shall be paid in a lump sum at the time of repurchase.

(b)            If the Company exercises the Repurchase Right following the Participant’s Termination (A) by the Company Group for Cause or (B) by such Participant’s voluntary resignation, the Company shall be permitted to issue a promissory note equal to the aggregate Repurchase Price in lieu of a cash payment; provided, however, that such promissory note shall have a maturity date that does not exceed three (3) years from the date of such repurchase, shall bear simple interest of not less than the Prime Rate in effect on the date of such repurchase, and shall be payable as to interest in equal monthly installments during the term of the note and as to principal on the maturity date.

10.3.       Delay of Repurchase. Notwithstanding anything contained in this Section 10 to the contrary, in the event that any repurchase described herein would result in a default under any applicable financing documents of any member of the Company Group, or would otherwise be prohibited by applicable law (as applicable, a “Prohibition Event”), commencement of the applicable Repurchase Right Exercise Period shall be delayed until the Prohibition Event ceases to exist, but in no event shall such delay extend for more than eighteen (18) months. Without limiting the foregoing, at any time prior to the Repurchase Right Lapse Date, the Company shall be permitted to assign the Repurchase Right to the Investors.

10.4.       Participant Representations. In connection with any repurchase of shares of Stock pursuant to this Section 10, the Company will be entitled to receive customary representations and warranties from the Participant regarding the repurchase of such shares of Stock as may be reasonably requested by the Company, including, but not limited to, the representation that the Participant has good and marketable title to such shares of Stock to be transferred free and clear of all liens, claims, and other encumbrances.

11.         Settlement of Awards

11.1.       Violation of Law. Notwithstanding any other provision of the Plan or the relevant Award Agreement, if, at any time, in the reasonable opinion of the Company, the issuance of shares of Stock covered by an Award may constitute a violation of law, then the Company may delay such issuance and the delivery of a certificate for such shares until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:

(a)           the shares of Stock are at the time of the issue of such shares effectively registered under the Securities Act; or

(b)           the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel in form and substance satisfactory to the Company) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such shares does not require registration under the Securities Act or any applicable State securities laws.

The Company shall make all reasonable efforts to bring about the occurrence of said events.

11.2.       Corporate Restrictions on Rights in Stock. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the charter, certificate or articles, and by-laws, of the Company.

11.3.       Investment Representations. The Company shall be under no obligation to issue any shares of Stock covered by any Award unless the shares to be issued pursuant to Awards granted under the Plan have been effectively registered under the Securities Act of 1933, as amended, or the Participant shall have made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such shares will be exempt from the registration requirements of that Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations, including but not limited to that the Participant is acquiring the shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.

11.4.       Registration. If the Company shall deem it necessary or desirable to register under the Securities Act, or other applicable statutes any shares of Stock issued or to be issued pursuant to Awards granted under the Plan, or to qualify any such shares of Stock for exemption from the Securities Act or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each recipient of an Award, or each holder of shares of Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for that purpose and may require reasonable indemnity to the Company and its officers and directors from that holder against all losses, claims, damage and liabilities arising from use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

11.5.       Placement of Legends; Stop Orders; etc. Each share of Stock to be issued pursuant to Awards granted under the Plan may bear a reference to the investment representations made in accordance with Section 11.3 in addition to any other applicable restrictions under the Plan, the terms of the Award and if applicable under the Stockholders’ Agreement and to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to such shares of Stock. All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

11.6.       Tax Withholding. Whenever shares of Stock are issued or to be issued pursuant to Awards granted under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such shares. The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the recipient of an Award. However, in such cases Participants may elect, subject to the approval of the Committee, acting in its sole discretion, to satisfy an applicable withholding requirement, in whole or in part, by having the Company withhold shares of Stock to satisfy their tax obligations. Participants may only elect to have shares of Stock withheld having a Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee deems appropriate.

12.         Reservation of Stock

The Company shall at all times during the term of the Plan and any outstanding Options granted hereunder reserve or otherwise keep available such number of shares of Stock as will be sufficient to satisfy the requirements of the Plan (if then in effect) and the Options and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

13.         No Special Employment or Other Rights

Nothing contained in the Plan or in any Award Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment or consulting agreement or provision of law or charter, certificate or articles, or by-laws, to the contrary, at any time to terminate such employment or consulting agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment or other association with the Company Group.

14.          Nonexclusivity of the Plan

Neither the adoption of the Plan by the Board nor any action taken in connection with the adoption or operation of the Plan shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options and restricted stock other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

15.         Repricing of Awards Without Stockholder Approval

The repricing of Awards shall be expressly permitted without stockholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (1) changing the terms of an Award to lower its exercise price (other than on account of capital adjustments resulting from share splits, etc., as described in Section 8), (2) any other action that is treated as a repricing under generally accepted accounting principles, and (3) repurchasing for cash or canceling an Award in exchange for another Award at a time when its exercise price is greater than the Market Value of the underlying Stock, unless the cancellation and exchange occurs in connection with an event set forth in Section 8.

16.         No Guarantee of Tax Consequences

Neither the Company nor any Affiliate, nor any director, officer, agent, representative or employee of either, guarantees to the Participant or any other person any particular tax consequences as a result of the grant of, exercise of rights under, or payment in respect of an Award, including but not limited to that an Option granted as an Incentive Option has or will qualify as an “incentive stock option” within the meaning of Section 422 of the Code or that the provisions and penalties of Section 409A of the Code, pertaining non-qualified plans of deferred compensation, will or will not apply.

17.         Termination and Amendment of the Plan

The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable. Unless the Board otherwise expressly provides, no amendment of the Plan shall affect the terms of any Award outstanding on the date of such amendment.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, provided that the Award as amended is consistent with the terms of the Plan. The Committee also may accept the cancellation of outstanding Awards or of outstanding stock options or other equity-based compensation awards granted by another issuer in return for the grant of new Awards for the same or a different number of shares of Stock and on the same or different terms and conditions (including but not limited to the exercise price of any Option). Furthermore, the Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Award previously granted or (b) authorize the recipient of an Award to elect to cash out an Award previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

No amendment or modification of the Plan by the Board, or of an outstanding Award by the Committee, shall impair the rights of the recipient of any Award outstanding on the date of such amendment or modification or such Award, as the case may be, without the Participant’s consent; provided, however, that no such consent shall be required if (i) the Board or Committee, as the case may be, determines in its sole discretion and prior to the date of any Change in Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation, including without limitation the provisions of Section 409A of the Code, or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, or (ii) the Board or Committee, as the case may be, determines in its sole discretion that such amendment or alteration is not reasonably likely to significantly diminish the benefits provided under the Award, or that any such diminution has been adequately compensated.

18.         Notices and Other Communications

Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (i) if to the recipient of an Award, at his or her residence address last filed with the Company and (ii) if to the Company, at its principal place of business, addressed to the attention of its Treasurer, or to such other address or telecopier number, as the case may be, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (x) in the case of personal delivery, on the date of such delivery; (y) in the case of mailing, when received by the addressee; and (z) in the case of facsimile transmission, when confirmed by facsimile machine report.

19.          Administrative Provisions

Nothing contained in the Plan shall require the issuance or delivery of certificates for any period during which the Company has elected to maintain or caused to be maintained the evidence of ownership of its shares of Stock, either generally or in the case of Stock acquired pursuant to Awards, by book entry, and all references herein to such actions or to certificates shall be interpreted accordingly in light of the systems maintained for that purpose. Furthermore, any reference herein to actions to be taken or notices (including of grants of Awards) to be provided in writing or pursuant to specific procedures may be satisfied by means of and pursuant to any electronic or automated voice response systems the Company may elect to establish for such purposes, either by itself or through the services of a third party, for the period such systems are in effect. Notwithstanding the foregoing, unless otherwise determined by the Committee, in its sole discretion, the Stock shall be held in book-entry form rather than delivered to the Participant pending the release of any applicable restrictions.

20.         Governing Law

It is intended that all Awards shall be granted and maintained on a basis which ensures they are exempt from, or otherwise compliant with, the requirements of Section 409A of the Code and the Plan shall be governed, interpreted and enforced consistent with such intent. Neither the Committee nor the Company, nor any of its Affiliates or its or their officers, employees, agents, or representatives, shall have any liability or responsibility for any adverse federal, state or local tax consequences and penalty taxes which may result from the Plan or the grant or settlement of any Award on a basis contrary to the provisions of Section 409A of the Code or comparable provisions of any applicable state or local income tax laws. The Plan and all Award Agreements and actions taken thereunder otherwise shall be governed, interpreted and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

21.         Other Miscellaneous Provisions

21.1.       Competitive Activities. Notwithstanding anything contained in the Plan to the contrary, except as otherwise provided by the Committee in an Award Agreement or otherwise, in the event that a Participant engages in any Competitive Activity during the term of such Participant’s employment or service with the Company Group or during the six (6) month period following such Participant’s Termination for any reason, the Committee may determine, in its sole discretion, to (a) require all Awards held by such Participant to be immediately forfeited and returned to the Company without additional consideration, (b) require all shares of Stock acquired upon the vesting, exercise, or settlement of Awards within the twelve (12) month period prior to the date of such Competitive Activity to be immediately forfeited and returned to the Company without additional consideration, and (c) to the extent that such Participant received any profit from the sale of any Stock underlying an Award within the twelve (12) month period prior to the date of such Competitive Activity, require that such Participant promptly repay to the Company any profit received pursuant to such sale.

21.2.       Clawback/Recoupment Policy. Notwithstanding anything contained herein to the contrary, all Awards granted under the Plan shall be and remain subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board and, in each case, as may be amended from time to time. No such policy, adoption, or amendment shall in any event require the prior consent of any Participant.

21.3.       Participants Outside of the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then a resident, or is primarily employed or providing services, outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then a resident or primarily employed or providing services, or so that the value and other benefits of the Award to the Participant, as affected by non-United States tax laws and other restrictions applicable as a result of the Participant’s residence, employment, or providing services abroad, shall be comparable to the value of such Award to a Participant who is a resident, or is primarily employed or providing services, in the United States. An Award may be modified under this Section 21.3 in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation. Additionally, the Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by eligible persons who are non—United States nationals or are primarily employed or providing services outside the United States.

21.4.       Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this subsection by and among, as applicable, the Company Group for the exclusive purpose of implementing, administering, and managing the Plan and Awards and the Participant’s participation in the Plan. In furtherance of such implementation, administration, and management, the Company Group may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company Group held by such Participant, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of a Participant’s participation in the Plan, each member of the Company Group may transfer the Data to any third parties assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of the Plan and Awards and such Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of Stock. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Plan and Awards and the Participant’s participation in the Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his local human resources representative. The Company may cancel the Participant’s eligibility to participate in the Plan, and, in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

21.5.       No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against all costs and expenses (including counsel fees) and liabilities (including sums paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan, unless arising out of such person’s own fraud or willful misconduct; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate or articles of incorporation or bylaws, each as may be amended from time to time, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

21.6.       Payments Following Accidents or Illness. If the Committee shall find that any person to whom any amount is payable under the Plan has died or has been legally determined to be unable to care for his affairs, then any payment due to such person shall be made to his estate. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

21.7.       Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be required to maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees and service providers under general law.

21.8.       Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting, or failing to act, and shall not be liable for having so relied, acted, or failed to act, in good faith, upon any report made by any independent public accountant of any member of the Company Group and upon any other information furnished in connection with the Plan by any person or persons other than such member.

21.9.       Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

ATTACHMENT A

Provisions Applicable to Award Recipients

Resident in California

Until such time as the Company’s Stock has been effectively registered under the Securities Act of 1933, as amended, and if required by any applicable law, the following additional terms shall apply to Awards, and Stock issued pursuant to such Awards, granted under the Plan to persons resident in California as of the date of grant of the Award (each such person, a “California Recipient”). Capitalized terms not defined in this Attachment shall have the respective meanings set forth in the Plan.

1.            No Option or other right to acquire Stock pursuant to an Award issued to any California Recipient, that is otherwise transferable pursuant to the terms of the Plan, shall be transferable other than by gift or domestic relations order to an immediate family member as that term is defined under applicable California and Federal securities law or to a revocable trust (or by will or the laws of descent and distribution).

2.            The following limitations shall apply to the early expiration of Options granted California Recipients on account of termination of employment (unless employment is terminated for cause as defined by applicable law):

(a)          Subject to Section 2(b) below, in the event the employment or other association with the Company Group of an Optionee who is a California Resident is terminated, whether voluntary or otherwise and including on account of an entity ceasing to be an Affiliate of the Company, such California Recipient shall have at least 30 days after the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to exercise such Option to the extent exercisable as of the date of such termination.

(b)         In the event that the employment or association with the Company Group of an Optionee who is a California Resident is terminated as a result of death or disability, such California Recipient shall have at least 6 months after the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to exercise such Option to the extent exercisable as of the date of such termination.

3.            The Plan must be approved by a majority of the outstanding securities entitled to vote within 12 months before or after the later of (i) the date the Plan is adopted by the Company and (ii) the date on which any Option or other Award is granted to a California Recipient.